                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             COX ENTERPRISES, INC.,

                               COX HOLDINGS, INC.,

                                CEI-M Corporation

                                       AND

                            COX COMMUNICATIONS, INC.

                          DATED AS OF OCTOBER 19, 2004

ARTICLE I    THE TENDER OFFER....................................................................................2

     SECTION 1.01   The Tender Offer.............................................................................2

     SECTION 1.02   Company Actions..............................................................................4

     SECTION 1.03   The Purchase.................................................................................4

     SECTION 1.04   Stockholder Lists............................................................................5

ARTICLE II   THE MERGER..........................................................................................5

     SECTION 2.01   The Merger...................................................................................5

     SECTION 2.02   Effective Time; Closing......................................................................5

     SECTION 2.03   Effects of the Merger........................................................................6

     SECTION 2.04   Certificate of Incorporation and Bylaws......................................................6

     SECTION 2.05   Directors....................................................................................6

     SECTION 2.06   Officers.....................................................................................6

     SECTION 2.07   Conversion of Shares.........................................................................6

     SECTION 2.08   Short-Form Merger; Stockholders' Meeting Not Required........................................7

     SECTION 2.09   Long-Form Merger; Stockholders' Meeting Required.............................................7

ARTICLE III  DISSENTING SHARES; PAYMENT FOR SHARES...............................................................8

     SECTION 3.01   Dissenting Shares............................................................................8

     SECTION 3.02   Exchange of Certificates and Cash............................................................9

     SECTION 3.03   Stock Transfer Books........................................................................11

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................11

     SECTION 4.01   Corporate Organization......................................................................11

     SECTION 4.02   Capitalization..............................................................................11

     SECTION 4.03   Authority Relative to this Agreement........................................................12

     SECTION 4.04   No Conflict; Required Filings and Consents..................................................12

     SECTION 4.05   SEC Filings and Financial Statements.....................   ................................13

     SECTION 4.06   Absence of Certain Changes or Events........................................................13

     SECTION 4.07   No Undisclosed Liabilities..................................................................14

     SECTION 4.08   Opinion of Financial Advisor................................................................14

     SECTION 4.09   Board Approval..............................................................................14

     SECTION 4.10   Brokers.....................................................................................14

     SECTION 4.11   Financing.................................................. ................................14

     SECTION 4.12   Vote Required...............................................................................15

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF..................................................................15

PARENT, PURCHASER AND MERGER SUB................................................................................15

     SECTION 5.01   Corporate Organization......................................................................15

     SECTION 5.02   Authority Relative to this Agreement........................................................15

     SECTION 5.03   No Conflict; Required Filings and Consents..................................................15

     SECTION 5.04   Brokers.....................................................................................16

     SECTION 5.05   Financing...................................................................................16

     SECTION 5.06   No Material Transactions....................................................................17

     SECTION 5.07   Subsidiaries................................................................................17

ARTICLE VI   COVENANTS AND OTHER AGREEMENTS.....................................................................17

     SECTION 6.01   Conduct of Business of the Company..........................................................17

     SECTION 6.02   Notification of Certain Matters.............................................................17

     SECTION 6.03   Indemnification; Directors, and Officers, Insurance.........................................18

     SECTION 6.04   Access and Information......................................................................20

     SECTION 6.05   Publicity...................................................................................20

     SECTION 6.06   Reasonable Best Efforts.....................................................................20

     SECTION 6.07   Cancellation of Vested Stock Options........................................................20

     SECTION 6.08   Purchaser Compliance........................................................................21

     SECTION 6.09   Financing...................................................................................21

     SECTION 6.10   Litigation..................................................................................22

     SECTION 6.11   No New Offers...............................................................................22

     SECTION 6.12   DGCL 203 Restrictions.......................................................................22

     SECTION 6.13   Restricted Stock............................................................................22

ARTICLE VII  CONDITIONS.........................................................................................22

      SECTION 7.01  Conditions to Obligation of Each Party to Effect the Merger.................................22

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER.................................................................23

     SECTION 8.01   Termination.................................................................................23

     SECTION 8.02   Effect of Termination.......................................................................24

     SECTION 8.03   Amendment...................................................................................24

     SECTION 8.04   Extension and Waiver........................................................................24

ARTICLE IX   MISCELLANEOUS......................................................................................25

     SECTION 9.01   Non-Survival of Representations, Warranties and Agreements..................................25

     SECTION 9.02   Fees and Expenses...........................................................................25

     SECTION 9.03   Notices.....................................................................................25

     SECTION 9.04   Governing Law...............................................................................26

     SECTION 9.05   Entire Agreement; Assignment................................................................27

     SECTION 9.06   Severability................................................................................27

     SECTION 9.07   Headings....................................................................................27

     SECTION 9.08   Parties In Interest.........................................................................27

     SECTION 9.09   Specific Performance........................................................................28

     SECTION 9.10   Counterparts................................................................................28

     SECTION 9.11   Waiver of Jury Trial........................................................................28

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 19, 2004, is entered into by and among Cox Enterprises, Inc., a Delaware corporation ("Parent"), Cox Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), CEI-M Corporation, a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), and Cox Communications, Inc., a Delaware corporation (the "Company").

         WHEREAS, Purchaser beneficially owns 25,696,470 shares of the Class C Common Stock, par value $1.00 per share, of the Company (the "Class C Stock"), and 340,710,646 shares of the Class A Common Stock, par value $1.00 per share, of the Company (the "Class A Stock"), and Cox DNS, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("DNS"), owns 1,901,322 shares of Class C Stock and 24,980,530 shares of Class A Stock, which together with the Class C Stock and Class A Stock owned by Purchaser, in the aggregate, represents approximately 62.05% of the outstanding shares of common stock of the Company and 72.74% of the voting power in the Company;

         WHEREAS, subject to the terms and conditions provided herein, Purchaser and the Company hereby agree to commence a joint tender offer (the "Offer") to acquire up to 100% of the issued and outstanding shares of Class A Stock (the "Shares") not otherwise owned by Purchaser and DNS for an amount equal to $34.75 per Share (such amount being hereinafter referred to as the "Offer Price"), net to the stockholders who tender their Shares, in cash;

         WHEREAS, subject to the terms and conditions provided herein, upon the purchase of Shares pursuant to the Offer, Parent intends to cause all shares of capital stock of the Company owned by Purchaser and DNS to be transferred to Merger Sub immediately prior to the Effective Time (as defined in Section 2.02 herein) and to merge Merger Sub with and into the Company pursuant to Delaware General Corporation Law ("DGCL") Section 251 or Section 253, as applicable (the "Merger");

         WHEREAS, the Board of Directors of the Company, based on the recommendation of the special committee of independent directors of the Board of Directors of the Company (the "Special Committee"), has (i) determined that each of the Offer and the Merger (as hereinafter defined), is advisable, fair to and in the best interests of the stockholders of the Company (other than Parent and its subsidiaries), (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby, (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by such stockholders of the Company, subject to the terms and conditions set forth herein, (iv) approved the transactions contemplated by this Agreement as an exception to the Business Combination provisions of the Company's Certificate of Incorporation, as amended to the date hereof (the "Company Charter") and (v) taken all necessary action to render the restrictions in Section 203 of the DGCL inapplicable to this Agreement, the transactions contemplated by this Agreement, Parent, Purchaser, DNS and Merger Sub.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, Parent, Purchaser, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                THE TENDER OFFER

         SECTION 1.01. The Tender Offer.

                  (a) Subject to the provisions of this Agreement, the Company and Purchaser will commence the Offer, as promptly as practicable (but in no event earlier than November 1, 2004) after the public announcement (on the date hereof or the following business day) of the execution of this Agreement.

                  (b) The Offer shall expire at 12:00 midnight, New York City Time, twenty (20) business days following the commencement of the Offer (the "Initial Expiration Date" and together with any extension permitted hereunder, the "Expiration Date"), unless this Agreement is earlier terminated in accordance with Section 8.01 hereof.

                  (c) The obligation of Purchaser and the Company to commence the Offer and to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to (i) the non-waivable condition that pursuant to the Offer, there shall have been validly tendered and not withdrawn before the Offer expires the number of Shares which constitutes at least a majority of the outstanding Shares not beneficially owned by Parent, Purchaser or DNS or their respective affiliates or the directors and executive officers of the Company immediately prior to the expiration of the Offer (the "MOM Condition") and (ii) the other conditions set forth in Exhibit 1.01(c) hereto, any of which conditions, except for the MOM Condition and condition (e) on Exhibit 1.01(c), may be waived exclusively by Purchaser, for itself and on behalf of the Company (which waiver shall be binding on the Company), in Purchaser's sole discretion. Purchaser expressly reserves the right to amend or make changes to the terms and conditions of the Offer; provided, however, that, without the prior written consent of the Company (expressed in a resolution adopted by both the Special Committee and the Company's Board of Directors), Purchaser shall not do any of the following: (i) decrease the Offer Price or change the form of consideration to be paid in the Offer, (ii) impose any conditions to the Offer other than the conditions set forth in Exhibit 1.01(c) hereto, (iii) otherwise amend the Offer in a manner that would materially and adversely affect the holders of Shares, (iv) amend or waive the MOM Condition or condition (e) on Exhibit 1.01(c) and (v) decrease the number of Shares to be purchased by Purchaser pursuant to the Offer. Notwithstanding anything in this Agreement to the contrary, without the consent of the Special Committee, Purchaser shall have the right to extend the Offer on behalf of Purchaser and the Company beyond the Initial Expiration Date for any of the following events:
(i) from time to time if, at the Initial Expiration Date (or extended Expiration Date of the Offer, if applicable), any of the conditions to the Offer, including without limitation, the MOM Condition, shall not have been satisfied or, if permissible, waived; (ii) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer or any period required by applicable law; or (iii) if Shares have been accepted for payment but the number of

Shares collectively owned by Parent, Purchaser and Merger Sub is less than 90% of the then outstanding Shares, for an aggregate period of not more than 15 business days (for all such extensions) (each a "Subsequent Period") beyond the date on which Shares are first accepted for payment as a "subsequent offering period" (as such term is defined in Rule 14d-1(g)(8) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in accordance with Rule 14d-11 of the Exchange Act. In the event that all of the conditions to the Offer have not been satisfied or waived at the then scheduled expiration date of the Offer, at the request of the Special Committee, Purchaser shall, and Parent shall cause Purchaser to, extend the expiration date of the Offer in such increments as Purchaser may determine until the earliest to occur of (i) the satisfaction or waiver of such conditions, (ii) termination of this Agreement in accordance with its terms, and (iii) the determination that such conditions are not reasonably capable of being satisfied. To the extent Purchaser amends or makes changes to the conditions of the Offer pursuant to the terms and conditions of this Section 1.01(c), the Company will cooperate with Parent and Purchaser in making any filings or amendments required by the DGCL, the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act") or any other federal securities law, regulation or rule, or as otherwise may be necessary to effect such amendment or change.

                  (d) As soon as reasonably practicable on the date the Offer is commenced, (i) Parent, Purchaser and the Company shall file with the SEC a single, joint Tender Offer Statement on Schedule TO (together with all amendments thereto, the "Schedule TO") and a Schedule 13E-3 and (ii) the Company shall file a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") with respect to the Offer, each of which will comply in all material respects with the provisions of all applicable federal securities laws, and will contain (including as an exhibit) or incorporate by reference the Offer and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, are referred to collectively as the "Offer Documents"). The Company agrees that (A) the Schedule 14D-9 shall not be withdrawn or amended without the prior written consent of Parent; provided, however, that such recommendation may be withdrawn or modified by the Special Committee without the prior written consent of Parent to the extent that the Special Committee determines in good faith, after receiving the advice of outside counsel, that such recommendation would no longer be consistent with its fiduciary duties to the Company's stockholders under applicable law and (B) the Schedule 14D-9, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to written information supplied by Parent or Purchaser specifically for inclusion in the Schedule 14D-9. Each of Parent, Purchaser and the Company agree that the Schedule TO, Schedule 13E-3 and the Offer Documents, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to written information supplied by the Company specifically for inclusion in the Schedule TO or the Offer Documents and no representation is made by the Company with respect to written information supplied by Parent or Purchaser specifically for inclusion in the Schedule TO or the Offer Document. Each of Parent, Purchaser and the Company further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Each of Parent, Purchaser and the Company agrees promptly to correct or supplement any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and Parent, Purchaser and the Company further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the initial Schedule 14D-9 before it is filed with the SEC. In addition, Parent and Purchaser on the one hand, and the Company on the other hand, agree to provide the other and their respective counsel with any comments or other communications that either party or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

         SECTION 1.02 Company Actions. The Company hereby approves of and consents to the Offer. The Schedule 14D-9 will set forth, and the Company hereby represents to Parent, Purchaser and Merger Sub, that (a) each of the Special Committee and the Board of Directors of the Company (upon the recommendation of the Special Committee), at meetings duly called and held, has (i) determined that each of the Offer and the Merger is advisable, fair to and in the best interests of the Company's stockholders (other than Parent and its subsidiaries); (ii) approved this Agreement and the transactions contemplated hereby, including, without limitation the Offer and the Merger; and (iii) resolved to recommend that the Company's stockholders accept the Offer, tender their Shares pursuant thereto and approve and adopt this Agreement and the Merger; provided, however, that such recommendation may be withdrawn or modified to the extent that the Board of Directors of the Company, based on the recommendation of the Special Committee, determines in good faith, after receiving the advice of outside counsel, that such recommendation would no longer be consistent with its fiduciary duties to the Company's stockholders under applicable law; (b) the Special Committee has received the written opinion of Goldman, Sachs & Co., the financial advisor to the Special Committee ("Goldman Sachs"), dated the date of this Agreement (the "Fairness Opinion") to the effect that, as of such date, $34.75 per Share in cash to be received by the stockholders of the Company (other than Parent and its affiliates) pursuant to the Offer and the Merger is fair from a financial point of view to such stockholders (it being acknowledged and agreed that the inclusion of the disclosure set forth in this clause (b) in the Company's Schedule 14D-9 shall be subject to consent of Goldman Sachs in accordance with its engagement letter with the Company); (c) the Special Committee, acting as the "Independent Directors" for purposes of Article IX of the Company Charter, has approved the transactions contemplated herein as exceptions to the Business Combination provisions in Article IX of the Company Charter; and (d) the Board of Directors of the Company and the Special Committee have taken all necessary action to render the restrictions in Section 203 of the DGCL inapplicable to this Agreement, the transactions contemplated by this Agreement, Parent, Purchaser, DNS and Merger Sub.

         SECTION 1.03 The Purchase. Subject to the terms of this Agreement and the satisfaction or, if permissible, waiver, of all of the conditions to the Offer, promptly after the expiration of the "initial offering period" (as such term is defined in Rule 14d-1(g)(4) under the Exchange Act) (the "Initial Period") and, if applicable, promptly, in accordance with Rule 14d-11 under the Exchange Act, during any Subsequent Period, (i) Parent will cause Purchaser to accept for payment and pay for, in accordance with the terms of the Offer, up to and including, but not more than 43,165,467 Shares in the aggregate, and (ii) the Company will accept for payment and pay for, in accordance with the terms of the Offer, all of the remaining Shares tendered pursuant to the Offer; provided, however, that if there shall have been validly tendered (and not withdrawn) pursuant to the Offer prior to 12:00 midnight, New York City Time, on the expiration of the Initial Period or, if applicable, during any Subsequent Period, that number of Shares which, when added to the Shares then owned by Parent, Purchaser and DNS (including, without limitation, any Shares purchased promptly after the expiration of the Initial Period) would represent 90% or more of the issued and outstanding Shares at the close of business on the business day immediately preceding such expiration, Parent, in its sole discretion, may instead elect to cause Purchaser to accept for payment and pay for all of the Shares validly tendered pursuant to the Offer and not yet accepted and paid for rather than have both the Company and Purchaser accept and pay for Shares, in accordance with the terms of the Offer.

         SECTION 1.04 Stockholder Lists. In connection with the Offer, the Company shall reasonably promptly furnish Purchaser with (i) mailing labels, security position listings of Shares held in stock depositories and any available listing or computer file containing the names and addresses of the record holders of Shares, each as of the most recent practicable date, and (ii) such additional information, including updated lists of stockholders, mailing labels and lists of securities positions and such other information and assistance as Purchaser or its agents may reasonably request in connection with communicating to the record and beneficial holders of Shares with respect to the Offer and the Merger.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01 The Merger.

                  (a) Subject to the terms and conditions of this Agreement, Purchaser will, and Parent will cause Purchaser and DNS to each, contribute all shares of Class A Stock and all shares of Class C Stock owned by them (including any Shares purchased by Purchaser pursuant to the Offer) to Merger Sub immediately prior to the Effective Time (as defined in Section 2.02 herein).

                  (b) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.02 herein), (i) the Company and Purchaser shall consummate the Merger pursuant to which Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         SECTION 2.02 Effective Time; Closing. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the

Merger to be consummated by filing a certificate of merger in the case of a Long-Form Merger pursuant to Section 2.09 herein, or a certificate of ownership and merger, in the case of a Short-Form Merger pursuant to Section 2.08 herein, as applicable (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware and by making any related filings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties hereto and as is specified in the Certificate of Merger (the "Effective Time" or the "Closing"). Prior to such filing, a closing shall be held at the offices of Dow, Lohnes & Albertson, PLLC, One Ravinia Drive, Suite 1600, Atlanta, Georgia 30346, or such other place as the parties shall agree, for the purposes of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

         SECTION 2.03 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL (including, without limitation, Sections 259, 260 and 261 thereof).

         SECTION 2.04 Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and the bylaws of the Company will be amended in their entireties to read as set forth in Exhibits 2.04(a) (in the case of the certificate of incorporation) and 2.04(b) (in the case of the bylaws), and as so amended shall be the certificate of incorporation and bylaws of the Surviving Corporation, until thereafter amended in accordance with their respective terms and the DGCL.

         SECTION 2.05 Directors. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation, or until their earlier death, resignation or removal, or otherwise as provided by law.

         SECTION 2.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation, or until their earlier death, resignation or removal, or otherwise as provided by law.

         SECTION 2.07 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, Merger Sub or the Company or any holder of Shares:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled pursuant to clause (b) below and any Dissenting Shares (as hereinafter defined)) shall be converted automatically as of the Effective Time into the right to receive, subject to compliance with the provisions of Section 3.02 hereof, an amount in cash per Share equal to the Offer Price (the "Merger Consideration"), without interest. Each certificate previously evidencing any such share shall, after the Effective Time, represent only such right to receive, subject to compliance with the provisions of Section 3.02 hereof, the

Merger Consideration. The holders of such certificates previously evidencing such Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law.

                  (b) Each Share and each share of Class C Stock or other class or series of capital stock (i) held in the treasury of the Company or by any wholly-owned subsidiary of the Company or (ii) owned by Parent, Purchaser or Merger Sub, shall automatically be canceled, retired and cease to exist without any conversion thereof and no payment shall be made with respect thereto.

                  (c) Each share of common stock, par value $.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         SECTION 2.08 Short-Form Merger; Stockholders' Meeting Not Required. If, following the purchase of Shares pursuant to the Offer and its expiration on the Expiration Date and consummation of the completion of the Offer and the contribution of Shares contemplated by Section 2.01(a), Merger Sub owns in the aggregate at least 90% of the Shares outstanding, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth in Article VII without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL (a "Short-Form Merger").

         SECTION 2.09 Long-Form Merger; Stockholders' Meeting Required.

                  (a) If, following the purchase of Shares pursuant to the Offer and its expiration on the Expiration Date and consummation of the completion of the Offer and the contribution of Shares contemplated by Section 2.01(a), Merger Sub owns in the aggregate less than 90% of the Shares outstanding, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth in Article VII, in accordance with Section 251 of the DGCL (a "Long-Form Merger"). In furtherance and not in limitation of the foregoing agreement, the Company agrees that it shall, acting through its Board of Directors in accordance with applicable law, take the following actions:

                           (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares pursuant to the Offer to consider and vote upon the approval and adoption of this Agreement and the Merger;

                           (ii) prepare and file with the SEC a preliminary proxy statement relating to this Agreement and the Merger and use its best efforts (A) after consultation with Parent and Purchaser, to respond promptly to any comments made by the staff of the SEC with respect to such preliminary proxy statement and cause a definitive proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") to be mailed to its stockholders at the earliest practicable time, and
         (B) to obtain the necessary approvals of this Agreement and the Merger by its stockholders; and

                           (iii) include in the Proxy Statement the Fairness Opinion (subject to consent of Goldman Sachs in accordance with its engagement letter with the Company), and the recommendations of the Special Committee and the Company's Board of Directors that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger; provided, however, that such recommendation may be withdrawn or modified by the Special Committee without the prior written consent of Parent to the extent that the Special Committee determines in good faith, after receiving the advice of outside counsel, that such recommendation would no longer be consistent with its fiduciary duties to the Company's stockholders under applicable law.

                  (b) Parent, Purchaser and Merger Sub will provide the Company with the information concerning Parent, Purchaser, Merger Sub and their respective subsidiaries and affiliates required under the Exchange Act to be included in the Proxy Statement.

                  (c) Each of Parent, Purchaser, Merger Sub and the Company covenants and agrees that the information supplied by it for inclusion in the Proxy Statement or related materials, at the time such Proxy Statement or any amendments or supplements thereto are filed with the SEC, and at the time of the first mailing and at the time of the Special Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (d) If a vote of the stockholders of the Company is necessary to effect the Merger, Purchaser will vote and Parent will cause DNS to vote all Shares and shares of Class C Stock owned by them and their subsidiaries in favor of the approval and adoption of this Agreement and the Merger and will agree not to dispose of Shares or shares of Class C Stock following the purchase of Shares in the Offer or to grant voting power to any person or entity prior to the earlier of the Effective Time or the termination of this Agreement, except as contemplated by Section 2.01(a).

                                  ARTICLE III

                      DISSENTING SHARES; PAYMENT FOR SHARES

         SECTION 3.01 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time that are held by stockholders (i) who shall have neither voted for approval and adoption of this Agreement and the Merger nor consented thereto in writing and (ii) who shall be entitled to and shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Shares fails to perfect, withdraws or otherwise loses such holder's right to appraisal. If a holder of Dissenting Shares shall withdraw (in accordance with Section 262(k) of the DGCL) his or her demand for such appraisal or shall become ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the Merger Consideration, without interest thereon in the manner provided in Section 2.07 hereof. The Company or the Surviving Corporation, as the case may be, shall give Parent (a) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL and received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

         SECTION 3.02 Exchange of Certificates and Cash.

                  (a) Exchange Agent. As soon as practicable after the execution of this Agreement, Parent, Purchaser, Merger Sub and the Company shall enter into an agreement, subject to the Special Committee's approval (not to be unreasonably withheld), and which agreement shall not be amended without the Special Committee's approval (not to be unreasonably withheld), providing for the matters set forth in this Section 3.02 (the "Exchange Agent Agreement") with a bank or trust company selected by Parent, subject to the Special Committee's approval (not to be unreasonably withheld) (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent in connection with the Offer and the Merger. As and when needed, on a timely basis, Parent and the Company shall deposit or shall cause to be deposited with or for the account of the Exchange Agent, for the benefit of the holders of Shares (other than Dissenting Shares and shares to be canceled pursuant to Section 2.07(b) hereof), such funds as are necessary to pay for the Shares as a result of the Offer, as provided in Section 1.03(a) hereof and as a result of the Merger as provided in Section 2.07(a) hereof (such cash funds are hereafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares and Shares to be canceled pursuant to Section 2.07(b) hereof (the "Certificates"), (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions (collectively, the "Transmittal Documents"), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, without any interest thereon, less any required withholding of taxes, and the Certificate so surrendered shall thereupon be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the Merger Consideration may be issued and paid in accordance with this Article III to the transferee of such Shares if the Certificate evidencing such Shares is presented to the Exchange Agent and is properly endorsed or otherwise in proper form for transfer. In such event, the signature on the Certificate or any related stock power must be properly guaranteed and the person requesting payment of the Merger Consideration must either pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate so surrendered or establish to the Surviving Corporation that such tax has been paid or is not applicable. The Merger Consideration will be delivered by the Exchange Agent as promptly as practicable following surrender of a Certificate and the related Transmittal Documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with the book-entry delivery of securities. No interest will be payable on such Merger Consideration. Until surrendered in accordance with this
Section 3.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration for each Share formerly represented by such Certificate. The Exchange Fund shall not be used for any purpose other than as set forth in this
Article III. Any interest, dividends or other income earned on the investment of cash held in the Exchange Fund shall be for the account of Parent, or if Parent shall have directed, the account of the Surviving Corporation. The Merger Consideration delivered upon surrender of the Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.

                  (c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) which remains undistributed to the holders of Shares for six months following the Effective Time shall be delivered by the Exchange Agent to Parent on demand, or at Parent's direction all or a portion thereof shall be delivered to the Surviving Corporation. Any holders of Shares who have not theretofore complied with this
Article III shall thereafter look only to Parent and (if Parent shall have directed that any portion of such Exchange Fund be delivered to the Surviving Corporation) the Surviving Corporation for payment of the Merger Consideration.

                  (d) No Liability. None of the Surviving Corporation, Parent, Purchaser, the Company or the Exchange Agent shall be liable to any holder of Shares for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Withholding Rights. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

                  (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing Shares shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a reasonable indemnity against any claim that may be made against Parent, Purchaser, the Surviving Corporation or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificates(s) pursuant to the terms hereof.

         SECTION 3.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares shall cease to have any rights with respect to such Shares, except as provided in this Agreement or by applicable law. Any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason at or after the Effective Time shall be canceled and exchanged for the Merger Consideration pursuant to the terms in this Article III.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the SEC Reports (defined in Section 4.05 hereof) filed prior to the date hereof or as otherwise known by Parent, the Company hereby represents and warrants to Parent and Purchaser as follows:

         SECTION 4.01 Corporate Organization. The Company and each of its subsidiaries is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where such failures to be so organized, existing and in good standing, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had, or would not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 4.02 Capitalization.

                  (a) The authorized capital stock of the Company consists of 671,000,000 shares of Class A Stock, 62,000,000 shares of Class C Stock and 10,000,000 shares of preferred stock. As of October 15, 2004, there were (i) 606,315,174 Shares and 27,597,792 shares of Class C Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 5,532,505 shares of Class A Stock held in the Company's treasury, (iii) no shares of preferred stock issued or outstanding and (iv) 18,670,467 stock options outstanding, and since such date, no Shares, Class C shares or Preferred shares have been issued other than Shares issued pursuant to options which were outstanding as of such date.

                  (b) Except as set forth in this Section 4.02, and except for this Agreement and the transactions contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible or exchangeable securities or other agreements, commitments or rights of any character relating to issued or unissued capital stock or other securities of the Company, or otherwise obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, or to make any payments in respect of, shares of capital stock or other securities of the Company.

                  (c) Except for this Agreement and the transactions contemplated hereby, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company is a party or is bound with respect to the voting of capital stock of the Company.

         SECTION 4.03 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and the Special Committee and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby (other than, with respect to the Long-Form Merger, the approval of this Agreement and the Merger by the stockholders of the Company and the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent, Purchaser and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         SECTION 4.04 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Company Charter or its Bylaws (the "Bylaws"), or the certificate of incorporation, bylaws or other equivalent organizational documents of any of its subsidiaries or (ii) conflict with or violate any federal, state or local statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payment or cancellation of, or result in the creation of a lien or other encumbrance on any property or contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties or assets is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Offer, the Merger and the other transactions contemplated hereby by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for (A) any applicable requirements of the Exchange Act or the Securities Act, (B) the filing of appropriate merger and similar documents as required by the DGCL, the Merger and the transactions contemplated hereby, and (C) the approvals from franchising authorities or other regulatory agencies set forth on Schedule 4.04(b) (the "Governmental Approvals") and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby.

         SECTION 4.05 SEC Filings and Financial Statements. The Company has heretofore filed (or, with respect to forms, reports, statements, schedules and other materials required to be filed after the date hereof, will file) all forms, reports, statements, schedules and other materials with the SEC required to be filed pursuant to the Exchange Act or other federal securities laws since October 1, 2001 (the "SEC Reports"). As of their respective dates, the SEC Reports (including, without limitation, all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein) complied in all material respects with all applicable requirements of the Exchange Act and other federal securities laws and to the best knowledge of the Company, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (the "2003 Financial Statements") included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (including the related notes thereto) and the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004 (including the related notes thereto) have been prepared from, and are in accordance with, the books and records of the Company and its subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end adjustments) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as at the dates thereof or for the periods presented therein.

         SECTION 4.06 Absence of Certain Changes or Events. Since December 31, 2003, neither the Company nor any of its subsidiaries has (a) conducted its business other than in the ordinary and usual course of business consistent with past practice or (b) suffered any change in its business, financial condition, results of operations, assets or liabilities which, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect, other than any change or effect relating to general economic conditions or generally affecting the industries in which the Company operates which are not disproportionate to the Company and other than any change or effect attributable to the execution, announcement and/or performance of this Agreement.

         SECTION 4.07 No Undisclosed Liabilities. Except (a) for liabilities incurred by the Company or its subsidiaries in the ordinary course of business consistent with past practice and (b) for liabilities incurred in connection with the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

         SECTION 4.08 Opinion of Financial Advisor. The Special Committee has received the written opinion of Goldman Sachs, dated the date hereof, to the effect that, as of such date, $34.75 per Share in cash to be received by the stockholders of the Company (other than Parent and its affiliates) pursuant to the Offer and the Merger is fair from a financial point of view to such stockholders.

         SECTION 4.09 Board Approval. The Board of Directors of the Company, based on the recommendation of the Special Committee, at a meeting duly called and held and at which a quorum was present and voting, (a) determined that this Agreement, the Offer and the Merger are advisable, fair to and in the best interests of the Company's stockholders (other than Parent and its subsidiaries), (b) approved this Agreement, the Offer, the Merger and the other transactions contemplated hereby, and (c) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement by the Company's stockholders (if such approval and adoption by the Company's stockholders is required by law in order to effectuate the Merger). The Special Committee constitutes the "Independent Directors" as provided in Article IX of the Company Charter and has approved the transactions contemplated herein, including the Offer and the Merger, as an exception to the Business Combination provision under Article IX of the Company Charter. The Board of Directors of the Company and the Special Committee have taken all necessary action to render the restrictions in Section 203 of the DGCL inapplicable to this Agreement, the transactions contemplated by this Agreement, Parent, Purchaser, DNS and Merger Sub.

         SECTION 4.10 Brokers. No broker, finder or investment banker (other than Goldman Sachs) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Offer, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Goldman Sachs pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

         SECTION 4.11 Financing. The Company has received from Parent, and provided to the Special Committee, a copy of a fully executed commitment letter from Citicorp North America, Inc., Citigroup Global Markets Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc.,

JPMorgan Chase Bank and J.P. Morgan Securities Inc. (the "Lenders") dated August 23, 2004, as amended, providing for financing necessary for Purchaser and the Company to consummate the transactions contemplated by the Offer and Merger (the "Commitment Letter").

         SECTION 4.12 Vote Required. If the conditions of Section 2.08 are not met, no vote of the Company stockholders is required to effect the Long-Form Merger other than a vote of the holders of the outstanding shares of Class A and Class C Stock, voting together as a single class with each share of Class A stock being entitled to one vote and each share of Class C stock being entitled to ten votes, with such vote to be taken at the Special Meeting held pursuant to
Section 2.09(a)(i) hereof.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                        PARENT, PURCHASER AND MERGER SUB

         Parent, Purchaser and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

         SECTION 5.01 Corporate Organization. Each of Parent, Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 5.02 Authority Relative to this Agreement. Each of Parent, Purchaser and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, Purchaser and Merger Sub and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent, Purchaser and Merger Sub, and by Parent as the sole stockholder of Purchaser, and by Purchaser as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent, Purchaser or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement by Parent, Purchaser or Merger Sub or the consummation by Parent, Purchaser or Merger Sub of the transactions contemplated hereby (other than the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent, Purchaser and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent, Purchaser and Merger Sub, enforceable against each of Parent, Purchaser and Merger Sub in accordance with its terms.

         SECTION 5.03 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Parent, Purchaser and Merger Sub do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws of Parent, Purchaser or Merger Sub, (ii) conflict with or violate any federal, state or local statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law applicable to any of Parent, Purchaser or Merger Sub or by which any of their properties or assets are bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of Parent, Purchaser or Merger Sub is a party or by which any of Parent, Purchaser or Merger Sub or any of their properties or assets is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, or would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance by Parent, Purchaser or Merger Sub of any of their respective obligations under this Agreement or the consummation of any of the transactions contemplated hereby (a "Parent Material Adverse Effect").

                  (b) The execution and delivery of this Agreement by Parent, Purchaser and Merger Sub do not, and the performance of this Agreement and the consummation of the Offer, the Merger and the other transactions contemplated hereby by Parent, Purchaser and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) any applicable requirements, if any, of the Exchange Act or the Securities Act, (B) filing of appropriate merger and similar documents as required by the DGCL, and (C) the Governmental Approvals and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

         SECTION 5.04 Brokers. No broker, finder or investment banker (other than Citigroup and Lehman Brothers) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Offer, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent, Purchaser or Merger Sub.

         SECTION 5.05 Financing. Parent has received, and provided to the Special Committee, a complete, correct and fully executed copy of the Commitment Letter providing for the financing necessary for Purchaser and the Company to consummate the transactions contemplated by the Offer and Merger. The Commitment Letter is in full force and effect on the date hereof. There are no facts or circumstances known to Parent that it believes are likely to (i) prevent the conditions (with respect to Parent) described in the Commitment Letter from being satisfied, (ii) prevent the Facilities (as defined in the Commitment Letter) from being consummated pursuant to the terms of the Commitment Letter,
(iii) prevent Parent from receiving financing pursuant to the Facilities or (iv) make any of the assumptions (with respect to Parent) set forth in the Commitment Letter unreasonable. The aggregate proceeds contemplated by the Facilities, when taken together with the available cash of Parent and the Company, are sufficient to enable Purchaser or Purchaser and the Company, as the case may be, to purchase Shares pursuant to Section 1.03 hereof and to fund the Merger Consideration pursuant to Section 2.07 hereof.

         SECTION 5.06 No Material Transactions. None of Parent, Purchaser or Merger Sub has commenced negotiations, agreed in principle or executed any agreement (A) pursuant to which (i) all or any substantial portion of the material assets or properties of the Company or the Surviving Corporation or their subsidiaries would be offered, sold, leased, exchanged or otherwise disposed of, (ii) any material number of shares of capital stock of the Company or the Surviving Corporation or their subsidiaries would be offered or sold,
(iii) the Company or the Surviving Corporation or their subsidiaries would be merged, combined or reorganized with another person or entity subsequent to the Closing, or (B) that would constitute a material change to the Company's existing long term business plan. Neither Parent nor Purchaser will be required to make any disclosure in the Schedule TO in response to paragraphs (c)(1) and
(c)(2) of Rule 1006 of Regulation M-A (17 C.F.R. Section 1006) that does not relate to the transactions contemplated by this Agreement.

         SECTION 5.07 Subsidiaries. Each of Purchaser and Merger Sub are direct or indirect wholly-owned subsidiaries of Parent. Merger Sub was formed specifically for the transactions contemplated by this Agreement and has conducted no operations and incurred no obligation other than in connection with the transactions contemplated by this Agreement and related to the financing. Prior to the date hereof, Purchaser has had no operations or purpose other than the ownership of stock in its subsidiaries.

                                   ARTICLE VI

                         COVENANTS AND OTHER AGREEMENTS

         SECTION 6.01 Conduct of Business of the Company. The Company covenants and agrees that, prior to the Effective Time, unless Parent shall have otherwise agreed in writing or unless such action shall have been approved by a majority of the entire Board of Directors of the Company or except as otherwise expressly contemplated by this Agreement:

                  (a) The business of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary and usual course of business consistent with past practice;

                  (b) The Company and its subsidiaries shall not make any material modifications in employee benefit plans, employment or compensation arrangements;

                  (c) The Company and its subsidiaries shall not grant any awards of restricted stock or stock options; and

                  (d) The Company and its subsidiaries shall use their commercially reasonable best efforts to keep available the services of their present officers and key employees and to preserve the good will of those having business relationships with any of them.

         SECTION 6.02 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (b) any material failure of the Company, on the one hand, or Parent, Purchaser or

Merger Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the performance by the parties hereunder.

         SECTION 6.03 Indemnification; Directors, and Officers, Insurance.

                  (a) Parent and the Company agree that all rights to indemnification, advancement of expenses and exculpation now existing in favor of each individual who, as of the Effective Time, is a present or former director or officer of the Company or any of its subsidiaries (each, an "Indemnified Person") as provided in the Company Charter and Bylaws, or in the certificate or articles of incorporation, bylaws or similar documents of any of such subsidiaries, in effect as of the date hereof, shall, with respect to matters occurring prior to the Effective Time, survive the Merger and continue in full force and effect after the Effective Time. Until the sixth anniversary of the Effective Date, the certificate of incorporation and bylaws of the Surviving Corporation and the certificate or articles of incorporation, bylaws or similar documents of its subsidiaries shall, with respect to matters occurring prior to the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the Indemnified Persons than are set forth in the Company Charter and Bylaws or in the certificate or articles of incorporation, bylaws or similar documents of the Surviving Corporation's subsidiaries in effect as of the date of execution of this Agreement, and such provisions shall not be amended, repealed or otherwise modified prior to the sixth anniversary of the Effective Time in any manner that would materially adversely affect the rights thereunder, as of the Effective Time, of any Indemnified Person, with respect to matters occurring prior to the Effective Time. To the maximum extent permitted by law, all such indemnification of Indemnified Persons with respect to matters occurring before the Effective Time, shall be mandatory rather than permissive, and the Company or the Surviving Corporation and their subsidiaries, as the case may be, shall advance expenses in connection with such indemnification. Parent and the Company further agree that all rights to indemnification or advancement of expenses now existing in favor of Indemnified Persons in any indemnification agreement between such person and the Company or any such subsidiary, as the case may be, or under law shall survive the Merger and continue in full force and effect in accordance with the terms of such agreement or law.

                  (b) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Indemnified Person against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (i) any acts or omissions occurring or alleged to occur prior to the Effective Time in their capacities as officers or directors of the Company or any of its subsidiaries or taken by them at the request of the Company or any of its subsidiaries (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or (ii) the adoption and approval of this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement. Notwithstanding the foregoing, in the event of any indemnifiable claim (whether or not arising before the Effective Time), (i) Parent and the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Person seeking indemnification pursuant to this Section 6.03(b), which counsel shall be reasonably satisfactory to Parent and the Surviving Corporation, promptly after statements therefor are received and otherwise advance or reimburse to such directors documented expenses reasonably incurred, (ii) any determination required to be made with respect to whether such Indemnified Person's conduct complies with the standards set forth in the DGCL and any applicable provisions of the Company's Certificate of Incorporation or Bylaws shall be made by independent counsel mutually acceptable to Parent, the Surviving Corporation and such Indemnified Persons; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Persons seeking indemnification pursuant to this Section 6.03(b) as a group may retain one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Person under applicable standards of professional conduct, a conflict on any significant issue between positions of such director and any other director seeking indemnification pursuant to this
Section 6.03(b).

                  (c) Parent shall or the Surviving Corporation shall obtain and maintain directors and officers liability insurance policies for the Indemnified Persons with respect to matters occurring prior to the Effective Time for a period of six years from the Effective Time on terms with respect to coverage and amount no less favorable than those of the applicable policies in effect on the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be obligated to expend in order to obtain or maintain insurance coverage pursuant to this Section 6.03(c) any amount per annum in excess of 200% of the aggregate premiums currently paid or payable by the Company in 2004 (on an annualized basis) for such purpose (the "cap"); and provided further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the cap, Parent or the Surviving Company shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the cap.

                  (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or any substantial portion of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation (or their respective successors or assigns) assume the obligations of the Surviving Corporation (or their respective successors or assigns) as contemplated by this Section 6.03. The Surviving Corporation and Parent shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 6.03. For the period from the time when Purchaser or the Company first purchases Shares pursuant to the Offer through the Effective Time, Parent shall not permit the Company to amend the provisions in the Company Charter and Bylaws providing for exculpation of director and officer liability and indemnification of Indemnified Persons. The provisions of this Section 6.03 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Persons. Notwithstanding anything to the contrary, it is agreed that the rights of an Indemnified Person under this Section 6.03 shall be in addition to, and not a limitation of any other rights such Indemnified Person may have under the Company Charter and Bylaws, any other indemnification arrangements, the DGCL or otherwise and nothing in this Section 6.03 shall have the effect of, or be construed as having the effect of, reducing the benefits to the Indemnified Persons under the Company Charter and Bylaws, any other indemnification arrangements, the DGCL or otherwise with respect to matters occurring prior to the Effective Time.

         SECTION 6.04 Access and Information. The Company shall afford to Parent, Purchaser and their representatives such access during normal business hours throughout the period prior to the Effective Time to the Company's books, records (including, without limitation, tax returns and work papers of the Company's independent auditors), facilities, personnel and to such other information as Parent shall reasonably request.

         SECTION 6.05 Publicity. None of the Company, Parent, Purchaser or Merger Sub shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Offer, the Merger or the other transactions contemplated hereby without prior consultation with the other parties, except as may be required by law or any listing agreement with a national securities exchange to which Parent or the Company is a party. Upon execution of this Agreement, Parent and the Special Committee shall agree upon the text of a press release to be issued with respect to this Agreement and the transactions contemplated hereby.

         SECTION 6.06 Reasonable Best Efforts. Subject to the terms and conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Offer, the Merger and this Agreement, and to cooperate with each other in connection with the foregoing, including using its reasonable best efforts to (a) obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts, (b) obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulation, (c) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) effect any necessary registrations and filings and submissions of information requested by governmental authorities, and (e) fulfill all conditions to this Agreement. In furtherance of and not in limitation of the foregoing, the Company shall permit Parent to reasonably participate in the defense and settlement of any claim, suit or cause of action relating to any takeover proposal, the Offer, the Merger, this Agreement or the other transactions contemplated hereby, and the Company shall not settle or compromise any such claim, suit or cause of action without Parent's prior written consent, which shall not be unreasonably withheld.

         SECTION 6.07 Cancellation of Vested Stock Options. Each employee or former employee of the Company who, on or prior to the Effective Time, is the holder of vested stock option rights to purchase Shares shall be offered the right to receive an amount in cash (the "Option Cash Payment") equal to the product of (i) the total number of Shares subject to such vested stock options and (ii) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of the Shares subject to such vested stock option rights. The vested stock options rights of any employee or former employee who accepts the offer specified in this Section 6.07 shall be cancelled upon the payment to any such employee or former employee of the Option Cash Payment. The right to receive the Option Cash Payment shall be subject to the prior execution by each employee or former employee who accepts the offer specified in this Section 6.07 of all necessary written consents and releases, as determined by Parent in its sole discretion, to provide for the cancellation of the affected vested stock option rights.

         SECTION 6.08 Purchaser Compliance. Parent shall cause Purchaser and Merger Sub to comply with all of their obligations under this Agreement. Subsequent to the Effective Time, Parent shall cause Surviving Corporation to comply with all of its obligations under this Agreement to be performed subsequent to the Effective Time.

         SECTION 6.09 Financing.

                  (a) Authority to Negotiate. Parent and the Company agree that unless and until this Agreement is terminated pursuant to Article 8 hereof, Parent shall have the authority to negotiate the Facilities on behalf of both Parent and the Company, and to amend or modify the Commitment Letter and the terms of the Cox Communications Credit Facility (as defined in the Commitment Letter) so long as such amendment or modification does not adversely affect the likelihood of the Facilities closing, complies with all applicable law and does not give rise to reasonable concerns regarding the solvency of the Company or the availability of sufficient surplus to complete the Offer and the Merger; provided, however, that Parent shall not agree, without the Special Committee's prior approval, to any amendment or modification to the Cox Communications Credit Facility that would commit the Company to pay any fees or expenses or to any obligations in each case if Shares are not purchased pursuant to the Offer.

                  (b) Company Financing. The Company agrees to use its reasonable best efforts to complete the transactions (related to the Company) contemplated by the Commitment Letter. Without limiting the generality of the foregoing, the Company agrees to provide reasonable and customary assistance and information in connection with the syndication and arrangement of the Facilities as set forth in the eighth and ninth paragraphs of the Commitment Letter and to undertake the other obligations therein referred to. In furtherance thereof, the Company agrees that it shall execute and take all actions reasonably necessary to duly execute and deliver the Cox Communications Credit Facility and, unless and until this Agreement is terminated pursuant to Article 8 hereof, it shall not seek to negotiate, amend, modify, terminate or cancel the Commitment Letter or the Cox Communications Credit Facility; provided, however, the Company shall not be obligated to execute the Cox Communications Credit Facility or any amendment or modification thereto if to do so would be a violation of applicable law or cause the Company to be in violation of applicable law or give rise to reasonable concerns regarding the solvency of the Company or the availability of sufficient surplus to complete the Offer and the Merger; and provided further that Parent shall not agree, without the Special Committee's prior approval, to any amendment or modification to the Cox Communications Credit Facility that would commit the Company to pay any fees or expenses or to any obligations in each case if Shares are not purchased pursuant to the Offer. The Company will not knowingly attempt, directly or indirectly, to induce or encourage the Lenders or other entities not to fund any of the financing contemplated by the Commitment Letter.

                  (c) Parent Financing. Parent agrees to use its reasonable best efforts to complete the transactions (related to Parent) contemplated by the Commitment Letter. Following the date hereof, any amendment, modification, termination or cancellation of any of the Facilities or any information known to Parent which makes it unlikely that the Facilities will be obtained on the terms set forth in the Commitment Letter shall be promptly disclosed to the Special Committee. Parent will not knowingly attempt, directly or indirectly, to induce or encourage the Lenders or other entities not to fund any of the financing contemplated by the Commitment Letter.

         SECTION 6.10 Litigation. Neither Parent nor the Company shall take any action inconsistent with the Memoranda of Understanding regarding the contemplated dismissals of the Georgia and Delaware stockholder actions if such action would materially adversely affect the Company or the Special Committee and each agrees to cooperate in negotiating further agreements consistent with the Memoranda of Understanding and shall not unreasonably refuse to execute such agreements. Parent and the Company shall cooperate in the defense of any other litigation relating to the transactions contemplated by this Agreement and the Company shall not settle any such litigation without Parent's prior written consent. Following the Effective Time, any settlement of any such litigation shall require a full release of the Company, its directors, including the Committee, and any of their financial and legal advisors.

         SECTION 6.11 No New Offers. Each of the Company, Parent, Purchaser and Merger Sub hereby agree that if the Offer is terminated in accordance with the terms of this Agreement without the purchase of the Shares thereunder, no such party or their controlled affiliates will purchase or offer to purchase Shares for a period of ninety (90) days after the date of such termination without the consent of the Company (with the approval of the Special Committee). The inclusion of this Section 6.11 shall in no way relieve any party or other person of any additional duties, obligations or restrictions that may otherwise be applicable to the parties with respect to the purchase of Shares.

         SECTION 6.12 DGCL 203 Restrictions. If this Agreement is terminated, each of Parent, Purchaser and Merger Sub agrees that to the extent it was subject to the restrictions set forth in Section 203 of the DGCL prior to the approval of this Agreement by the Special Committee, it will, by reason of this Agreement, voluntarily comply with any such restrictions to the extent such restrictions would have been applicable had this Agreement not been executed and neither the Special Committee nor the board of directors had passed any resolutions exempting such person from Section 203.

         SECTION 6.13 Restricted Stock. The Company confirms that at the Effective Time shares of restricted stock granted by the Company shall be converted into cash and be free of all restrictions and forfeiture provisions.

                                  ARTICLE VII

                                   CONDITIONS

         SECTION 7.01 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of Parent, Purchaser, Merger Sub and the Company to consummate the

Merger are subject to the satisfaction or waiver (by mutual written consent of the Company and Parent) at or prior to the Effective Time of each of the following conditions:

                  (a) Purchase of Shares in Offer. Purchaser or Purchaser and the Company, as applicable, shall have purchased the Shares that have been tendered pursuant to the Offer, and the Expiration Date of the Offer shall have occurred.

                  (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote, if any, of the stockholders of the Company;

                  (c) No Order. No court of competent jurisdiction or United States federal or state Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholders of the Company:

                  (a) by mutual written consent of Parent and the Company (acting at the direction of the Special Committee);

                  (b) by either Parent or the Company (with the prior approval of the Special Committee) if the Effective Time has not occurred on or before July 19, 2005 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) by either Parent or the Company (with the prior approval of the Special Committee) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) by Parent at any time prior to the purchase of Shares pursuant to the Offer, if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause any condition set forth on Exhibit 1.01(c) of this Agreement not to be satisfied, and such breach shall not have been cured in order to satisfy the condition within 30 days of the date of such breach;

                  (e) by the Company at any time prior to the purchase of Shares pursuant to the Offer, if a breach of any representation, warranty, covenant or agreement on the part of Parent, Purchaser or Merger Sub set forth in this Agreement shall have occurred that would cause any condition set forth on Exhibit 1.01(c) of this Agreement not to be satisfied, and such breach shall not have been cured in order to satisfy the condition within 30 days of the date of such breach, other than the obligation to commence the Offer in accordance with Section 1.01(a) of this Agreement, which shall require full compliance; or

                  (f) by either Parent or the Company (with the prior approval of the Special Committee), if (x) the Offer shall have expired without any Shares being purchased pursuant to the Offer or (y) the Purchaser shall not have accepted for payment any Shares pursuant to the Offer by the ninetieth 90th day from the date the Offer is commenced or such later date as contemplated by the forty-five (45) day period referenced in condition (g) of Exhibit 1.01(c) of this Agreement; provided, however, that the right to terminate this Agreement under this section 8.01(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Purchaser to purchase the Shares pursuant to the Offer on or before such date.

         SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.01 hereof, except as provided in Section
9.01 hereof, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of Parent, Purchaser, Merger Sub or the Company. Nothing contained in this Section 8.02 shall relieve any party from liability for any willful breach of this Agreement.

         SECTION 8.03 Amendment. This Agreement may not be amended and no waiver, consent or approval by or on behalf of the Company (or Special Committee, if applicable) may be granted except pursuant to an instrument in writing signed by or on behalf of the Company (or Special Committee, if applicable) following approval of such action by the Special Committee and signed by Parent, Purchaser and Merger Sub; provided, however, that after any approval of this Agreement by the stockholders of the Company at the Special Meeting, if applicable, no amendment may be made without the further approval of the stockholders of the Company which would: (i) decrease the Merger Consideration; or (ii) change any other terms and conditions in this Agreement if any of the changes would, individually or in the aggregate, materially and adversely affect the stockholders of the Company.

         SECTION 8.04 Extension and Waiver. At any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of the Company at the Special Meeting, if applicable:

                  (a)      the Special Committee on behalf of the Company may
(a) extend the time for the performance of any of the obligations or other acts of Parent, Purchaser and Merger Sub, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by Parent, Purchaser and Merger Sub pursuant hereto, or (c) waive compliance by Parent, Purchaser and Merger Sub with any of the agreements or with any conditions to the Company's obligations.

                  (b) Parent may (a) extend the time for the performance of any of the obligations or other acts of the Company, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by the Company pursuant hereto, or (c) waive compliance by the Company with any of the agreements or with any conditions to Parent's, Purchaser's or Merger Sub's obligations.

                  (c) Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.01 hereof, as the case may be, except that the agreements set forth in Section 8.02 and Section 9.02 hereof shall survive termination and this Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         SECTION 9.02 Fees and Expenses. All costs and expenses incurred in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses, regardless of whether the Offer or the Merger shall be consummated; provided that Parent shall bear one-half of the printing and mailing costs and filing fees in connection with the Offer.

         SECTION 9.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy or telex, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses or at such addresses as shall be specified by the parties by like notice:

                  (a)      If to Parent, Purchaser or Merger Sub:

                           Cox Enterprises, Inc.
                           6205 Peachtree Dunwoody Road
                           Atlanta, Georgia 30328
                           Attention: Mr. Robert C. O'Leary,
                           Executive Vice President and
                           Chief Financial Officer
                           Telecopy No: 678-645-1992
                           with copies to:

                           Cox Enterprises, Inc.
                           6205 Peachtree Dunwoody Road
                           Atlanta, Georgia 30328
                           Attention: Andrew A. Merdek, Esq., Vice President-Legal Affairs, General Counsel and
                           Corporate Secretary
                           Telecopy No: 678-645-1828

                           Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue
                           Suite 800
                           Washington, DC  20036-6802
                           Attention: Stuart A. Sheldon, Esq.
                           Telecopy No: 202-776-2222

                  (b)      If to the Company:

                           Cox Communications, Inc.
                           c/o Special Committee
                           1400 Lake Hearn Drive
                           Atlanta, Georgia  30319
                           Attention: Chair
                           Telecopy No.: 404-843-5845

                           with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson LLP
                           One New York Plaza
                           New York, New York 10004
                           Attention: Peter S. Golden, Esq.
                           Telecopy No.: 212-859-4000

         SECTION 9.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such court, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court, (c) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such Delaware state court, and (d) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such Delaware state court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 9.03 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.05 Entire Agreement; Assignment. This Agreement (together with the annexes hereto) contains the entire agreement among Parent, Purchaser, Merger Sub and the Company with respect to the Offer, the Merger and the transactions contemplated hereby and supersedes all prior agreements and undertakings, both written and oral, among the parities, or any of them, with respect to these matters. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. This Agreement shall not be assigned, except that Purchaser may assign any of its rights and obligations hereunder, including, without limitation, the right to purchase any or all of the Shares tendered pursuant to the Offer, to Parent or one or more direct or indirectly wholly-owned subsidiaries of Parent so long as such assignment does not prevent or impair the satisfaction of any of the conditions set forth in Exhibit 1.01(c) or Article VII or delay completion of the Offer, the Merger or the other transactions contemplated hereby; provided, however, that no such assignment shall relieve Purchaser of its obligations hereunder.

         SECTION 9.06 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 9.07 Headings. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Agreement.

         SECTION 9.08 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, legal representatives and permitted assigns, and, except for the provisions of Section 6.03 hereof, which shall be enforceable by the beneficiaries contemplated thereby, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.09 Specific Performance. The parties hereto agree that irreparable harm would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms hereof in addition to any other remedies to which they are entitled at law or in equity.

         SECTION 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 9.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.11.



                       [Signatures on the following page]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   COX ENTERPRISES, INC.



                                   By: /s/ James C. Kennedy
                                       ----------------------------------------
                                   Name: James C. Kennedy
                                   Title: Chairman and Chief Executive Officer

                                   COX HOLDINGS, INC.



                                   By: /s/ G. Dennis Berry
                                       ----------------------------------------
                                   Name:  G. Dennis Berry
                                   Title: President

                                   CEI-M Corporation



                                   By: /s/ Robert C. O'Leary
                                       ----------------------------------------
                                   Name: Robert C. O'Leary
                                   Title: Vice President

                                   COX COMMUNICATIONS, INC.



                                   By: /s/ James O. Robbins
                                       ----------------------------------------
                                   Name: James O. Robbins
                                   Title: President and Chief Executive Officer

                                                   EXHIBIT 1.01(c)
                                                   TO THE AGREEMENT AND
                                                   PLAN OF MERGER

                             CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion in accordance with the terms of this Agreement, Purchaser and the Company shall not be required to accept for payment, purchase or pay for, subject to any applicable rule and regulation of the SEC, including Rule 14e-1(c) under the Exchange Act, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares (whether or not any Shares theretofore have been accepted for payment or paid for pursuant to the Offer), and may terminate the Offer as to any Shares not then paid for, if at any time on or after October 19, 2004 and prior to the time of payment for any such Shares, any of the following events shall occur:

                  (a)      the MOM Condition shall not have been met;

                  (b) there shall be pending an order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger or the other transactions contemplated by this Agreement in connection with a suit, claim or action filed by a private (non-government) third-party;

                  (c) there shall (A) be pending any suit, claim, action, proceeding, hearing, notice of violation, demand letter or an investigation initiated, filed or conducted, or (B) have been a statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or rendered applicable to the Offer or the Merger, in either case initiated by any domestic, federal or state governmental, regulatory or administrative agency or authority or court or legislative body or commission which (i) prohibits or imposes any material limitations on Parent's or Purchaser's ownership, control or operation of all or a material portion of the businesses or assets of the Company or its subsidiaries, (ii) prohibits or makes illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (iii) results in a material delay in or restricts the ability of Purchaser, or renders Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares, (iv) imposes material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders,
(v) requires material divestiture by Parent or its affiliates of Shares, (vi) seeks to compel Parent, its affiliates, or the Company or its subsidiaries to dispose of material portions of the business, assets or properties of the Company or its subsidiaries, Parent or its affiliates or (vii) challenges or seeks to enjoin or prohibit (or seeks damages for) the consummation of the Merger or the acquisition by Parent, Purchaser or the Company of the Shares; provided that Parent shall have used all reasonable efforts to cause any such judgment, order or injunction to be vacated or lifted; it being understood that the receipt of the consents listed on Schedule 4.04(b) to this Agreement shall not be a condition to the Offer and to the extent any of the foregoing have been initiated by any governmental authority listed on Schedule 4.04(b) to this Agreement with respect to the consents listed thereon such event shall not be a condition to the Offer;

                  (d) the representations and warranties of the Company set forth in this Agreement shall not be true and correct as of the date of consummation of the Offer as though made on or as of such date, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, except in the case of any of the foregoing for any such failures, conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby;

                  (e) the funding from the Cox Communications Credit Facility shall not have been obtained by the Company for reasons other than those contemplated in condition (g) below;

                  (f) the funding from the Cox Enterprises Credit Facility shall not have been obtained by Parent for reasons other than those contemplated in condition (g) below;

                  (g) there shall have occurred, and continue to exist, any of the following that causes the failure of the conditions set forth in (e) and
(f) above not to be satisfied (provided that in such event Parent shall use reasonable best efforts for a forty-five (45) day period beginning after the occurrence of such event to obtain replacement financing on substantially identical terms) (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange, including the New York Stock Exchange, for a period of two days, (ii) a declaration of a banking moratorium, (iii) any extraordinary limitation by any governmental authority that affects the extension of credit in the United States, (iv) the commencement of war or other hostilities involving the United States that materially and adversely affects the extension of credit in the United States, (v) a change in general financial bank or capital market conditions which materially and adversely affects the ability of United States financial institutions to extend credit or closes the capital markets, as a practical matter, to Parent or (vi) if any of (i) through (v) exists at the time of the execution of this Agreement, a material acceleration or worsening thereof;

                  (h) the Company (as directed by the Special Committee), Parent, Purchaser and Merger Sub shall have agreed that Purchaser and the Company shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder; or

                  (i) the Agreement shall have been terminated in accordance with its terms.

         Except for the MOM Condition and the condition set forth in (e) above, the foregoing conditions are for the sole benefit of Parent, Purchaser, Merger Sub and their respective affiliates (other than the Company and its subsidiaries) and may be asserted by Parent or Purchaser, in whole or in part, at any time and from time to time in the reasonable discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise their respective rights under such conditions shall not be deemed a waiver of any such rights and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time.

         Should the Offer be terminated pursuant to any of the foregoing provisions, all tendered Shares not theretofore accepted for payment shall forthwith be returned to the tendering stockholders.

                                          Exhibit 2.04(a) to the Agreement and
                                          Plan of Merger dated October 19, 2004

                         CERTIFICATE OF INCORPORATION OF
                            COX COMMUNICATIONS, INC.

                                ARTICLE I: NAME.

         The name of this corporation (the "Corporation") is:

         Cox Communications, Inc.

                  ARTICLE II: REGISTERED OFFICE/INCORPORATOR.

         The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The registered agent in charge thereof is The Corporation Service Company. The name and mailing address of the incorporator is Joan L. Como, Cox Enterprises, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

                             ARTICLE III: BUSINESS.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including the performance of all activities required for the merger of the Corporation with CEI-M Corporation pursuant to that certain Agreement and Plan of Merger dated as of October 19, 2004, by and among the Corporation, Cox Enterprises, Inc., Cox Holdings, Inc. and CEI-M Corporation and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

                     ARTICLE IV: AUTHORIZED CAPITAL STOCK.

         A. AUTHORIZED SHARES. The total number of shares of all capital stock that the Corporation shall have the authority to issue is seven hundred forty three million (743,000,000) shares, of which (i) seven hundred thirty three million (733,000,000) shares of a par value one cent ($.01) per share shall be Common Stock and (ii) ten million (10,000,000) shares of a par value one cent ($.01) per share shall be Preferred Stock. The Common Stock shall be divided into two classes as follows: six hundred seventy one million (671,000,000) shares of Class A Common Stock ("Class A Stock") and sixty two million (62,000,000) shares of Class C Common Stock ("Class C Stock").

         B.       CLASS A STOCK AND CLASS C STOCK.

                  1.       POWERS, PREFERENCES AND RIGHTS.

         Except as otherwise provided in this Article IV, each share of Common Stock shall be identical.

                  2.       VOTING RIGHTS.

                           a.       If there shall be only one class of Common
Stock outstanding, each share of Common Stock shall entitle the holder thereof to one (1) vote.

                           b.       If both classes of Common Stock are issued
and outstanding, each share of Class A Stock shall entitle the holder thereof to one (1) vote and each share of Class C Stock shall entitle the holder thereof to ten (10) votes. Except as set forth herein, all actions submitted to a vote of stockholders shall be voted on by the holders of Class A Stock and Class C Stock (as well as the holders of any Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

                           c.       The holders of Class A Stock and Class C
Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective class of stock so as to affect them adversely and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware.

                           d.       Except as otherwise provided by law or
pursuant to this Article IV or by resolution or resolutions of the Board of Directors of the Corporation (the "Board") providing for the issuance of any series of Preferred Stock, the holders of the Class A Stock and the Class C Stock shall have sole voting power for all purposes as to which the stockholders of the Corporation are entitled to vote, each holder of the Class A Stock and Class C Stock being entitled to vote as provided in subparagraph 2.b of paragraph B of Article IV.

                  3.       DIVIDENDS.

                  a. If and when dividends on the Class A Stock and Class C Stock are declared payable from time to time by the Board as provided in this subparagraph 3.a of paragraph B of Article IV, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Class A Stock and the holders of Class C Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends are declared that are payable in shares of Class A Stock or Class C Stock, such dividends shall be payable at the same rate on all classes of Common Stock and the dividends payable in shares of Class A Stock shall be payable only to holders of Class A Stock and the dividends payable in shares of Class C Stock shall be payable only to holders of Class C Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Stock or Class C Stock, the outstanding shares of the other class of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Stock or Class C Stock, as the case may be, that have been subdivided or combined.

                  b. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Class A Stock or the Class C Stock as to dividends, the holders of the Class A Stock and the Class C Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series.

         4.       CONVERSION OF CLASS C STOCK BY HOLDER.

                  a. The holder of each share of Class C Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Class A Stock on and subject to the terms and conditions hereinafter set forth.

                  b. In order to exercise his conversion privilege, the holder of any shares of Class C Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Class C Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Class C Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Stock represented thereby on the conversion date.

                  c. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class C Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Stock issuable upon such conversion. In case any certificate for shares of Class C Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class C Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Class A Stock issuable upon the conversion of shares of Class C Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                  d. The holder of shares converted from Class C to Class A shares shall only be entitled to dividends (i) payable on shares of Class C Stock that were declared on a date prior to the conversion date of such converted shares, and (ii) payable on shares of Class A Stock that were declared on or after such conversion date of such converted shares.

                  e. In case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, a holder of a share of Class C Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock and other securities and properties receivable upon such sale or conveyance by a holder of one share of Class A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph 4.e of paragraph B of Article IV shall similarly apply to successive sales or conveyances.

                  f. Shares of the Class C Stock converted into Class A Stock shall be retired and shall resume the status of authorized but unissued shares of Class C Stock.

                  g. Such number of shares of Class A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class C Stock.

         5.       TERMINATION OF CLASS C STOCK.

                  a. All outstanding shares of Class C Stock shall automatically, without any further act or deed on the part of this Corporation or any other person, be converted into shares of Class A Stock on a share-for-share basis at the option of the Corporation, at any time when the Board and the holders of a majority of the outstanding shares of the Class C Stock approve the conversion of all of the Class C Stock into Class A Stock.

                  b. In the event of any automatic conversion of Class C Stock pursuant to this subparagraph 5 of paragraph B of Article IV, certificates formerly representing outstanding shares of Class C Stock will thereafter be deemed to represent the number of shares of Class A Stock into which such shares have been converted.

         6.       PRIORITY OF PREFERRED STOCK.

         The Class A Stock and the Class C Stock are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of this Article IV.

         7.       LIQUIDATION, DISSOLUTION OR WINDING UP.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Class A Stock and the Class C Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Class A Stock and the Class C Stock shall be entitled to share pro rata in the remaining assets of the Corporation according to their respective interests.

         C.       PREFERRED STOCK.

         Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. The Board is hereby authorized to fix or alter the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

    ARTICLE V: NUMBER OF DIRECTORS AND LIMITATION OF LIABILITY OF DIRECTORS.

         A. NUMBER OF DIRECTORS. The number of directors that shall constitute the whole Board of the Corporation shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time.

         B. LIMITATION OF LIABILITY OF DIRECTORS. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any successor provision thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and, as provided in said section shall advance expenses, including reasonable attorneys' fees, of any and all such persons, and the indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such persons. To the fullest extent permitted by Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented, or any successor provision thereto, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         C. FUTURE AMENDMENTS. In addition to the provisions of paragraph B of Article V hereof, if Delaware law is amended hereafter to authorize or permit corporate action further limiting or eliminating the personal liability of a director to the Corporation or its stockholders, then the liability of each director of the Corporation shall be further limited or eliminated to the fullest extent permitted by any such future amendment of the law of the State of Delaware.

         D.       REPEAL OR MODIFICATION. Any repeal or modification of this
Article V or any provision hereof shall not increase the personal liability of any director or the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                             ARTICLE VI: MEETINGS.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                      ARTICLE VII: ELECTION OF DIRECTORS.

         A. STOCKHOLDERS' MEETING. The Directors shall be elected at the annual meeting of stockholders as set forth in the Bylaws.

         B. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, effected by amendment to the Bylaws, may be filled by resolution of a majority of the directors then in office, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If at any time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, may summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

                         ARTICLE VIII: INDEMNIFICATION.

         The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

              ARTICLE IX: ADOPTION, AMENDMENT OR REPEAL OF BYLAWS.

         The Board of Directors may adopt, amend or repeal the Bylaws as and to the extent provided therein; provided, however, that the granting of such power to the Board of Directors shall not divest the stockholders of the power, nor limit the stockholders' power to adopt, amend or repeal the Bylaws.

                                           Exhibit 2.04(b) to the Agreement and
                                          Plan of Merger dated October 19, 2004

                           AMENDED AND RESTATED BYLAWS

                                       OF

                            COX COMMUNICATIONS, INC.

         The Bylaws of the corporation shall be amended and restated as of this __ day of _____, 200_, to read in full as follows:

                                   ARTICLE I

                                     OFFICES

         Section 1. The registered office of the corporation shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware and the United States as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All annual meetings of the stockholders for the election of directors shall be held in Atlanta, Georgia, at such place and time as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware or the United States as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

         Section 2. Annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, the stockholders shall elect the Board of Directors and shall transact such other business as may properly be brought before the meeting.

         Section 3. Business may be properly brought before an annual meeting by a stockholder only upon the stockholder's timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting as originally scheduled, provided, however, that if less than forty (40) days' notice or prior public disclosure of the date of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 3 any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary of the corporation for the meeting as originally scheduled. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder in such business. Notwithstanding the foregoing, nothing in this
Section 3 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by at the direction of, or on behalf of the Board. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 4. Written notice of the annual meeting stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 5. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the issued and outstanding shares entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called and shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders be held solely by means of remote communication.

         Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice, unless the holders of a majority of the issued and outstanding shares entitled to vote otherwise consent thereto either at the special meeting or in writing executed subsequent to the meeting.

         Section 8. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every annual or special meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, and for a period of at least ten (10) days prior to the meeting at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

         Section 9. The holders of record of a majority of the voting power of the corporation, who are present in person or represented by proxy at the meeting, shall constitute a quorum at all annual and special meetings of the stockholders for the transaction of business, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally described in the notice to the stockholders. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 10. When a quorum is present at any annual or special meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 11. No proxy shall be voted or acted upon after a period of three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

                  (a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or the stockholder's authorized officer, director, employee, or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; and

                  (b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that any such telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

         Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

         Section 12. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

                  (a)      participate in a meeting of stockholders; and

                  (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

         Section 13. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 14. A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such telegram, cablegram, or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram, or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram, or electronic transmission. Any consent by means of telegram, cablegram, or other electronic transmission shall be deemed to have been signed on the date on which such telegram, cablegram, or electronic transmission was transmitted. No consent given by telegram, cablegram, or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram, or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the Board of Directors of the corporation.

         Section 15. Any copy, facsimile, or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of a consent by telegram, cablegram, or electronic transmission).

                                  ARTICLE III

                                    DIRECTORS

         Section 1. The number of directors that constitutes the Board of Directors shall be at least three (3) and not more than eleven (11). The first Board of Directors shall initially consist of the number of directors as shall be specified at the organizational meeting of the corporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. Each director shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If at any time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, may summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

         Section 3. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

         Section 4. The Chairman of the Board and Vice Chairman of the Board, if any, shall be elected by the Board of Directors at the Board's first meeting after each annual meeting of stockholders. The Chairman of the Board and Vice Chairman of the Board, if any, shall continue to serve as the Chairman of the Board or the Vice Chairman of the Board, until his successor has been chosen and qualified

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. The Board of Directors of the corporation may hold meetings, both regular and special, within or without the State of Delaware or the United States.

         Section 2. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board on three (3) days' notice to each director, either personally or by mail, or on twenty-four (24) hours' notice (provided, however, that a portion of such 24-hour period shall include at least four (4) hours of a business day) to each director by facsimile or by electronic transmission. Such meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of a majority of the directors.

         Section 4. At all regular and special meetings of the Board of Directors, a simple majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

         Section 5. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director.

         Section 6. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE V

                             COMMITTEES OF DIRECTORS

         Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each consisting of two or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 2. Except as provided below, any committee, to the extent provided in the resolutions of the Board of Directors and in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. No committee, however, shall have the power or authority to amend the Certificate of Incorporation; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or to amend these Bylaws; further, unless a resolution of the Board of Directors, these Bylaws or the Certificate of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

         Section 3. A committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 4. Each committee shall keep regular minutes of its meetings and shall file them with the minutes of the proceedings of the Board of Directors when required.

                                   ARTICLE VI

                            COMPENSATION OF DIRECTORS

         Section 1. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors.

         Section 2. The directors may be paid their expenses, if any, of attending meetings of the Board of Directors. Such payments may take the form of a fixed sum for attendance at each meeting or a stated salary as a director. Members of committees may be allowed like compensation for attending committee meetings.

         Section 3. No payment permitted under this Article V shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE VII

                                    OFFICERS

         Section 1. The officers of the corporation shall be designated by the Board of Directors, by election, and shall include a President or a Chief Executive Officer (either, the "CEO"), a Secretary and a Treasurer. The Board of Directors may also elect such other officers and agents as it deems necessary, including Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

         Section 2. The officers of the corporation shall be elected by the Board of Directors at the Board's first meeting after each annual meeting of stockholders.

         Section 3. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 4. In the absence of the Chairman and Vice Chairman, if any of the Board, the CEO shall preside at the meetings of the Board of Directors and at meetings of the stockholders and he shall have such other powers and perform such duties as may from time to time be assigned to him by the Board of Directors.

         Section 5. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 6. The CEO shall be responsible for corporate policy and strategy. The CEO shall see that all orders and resolutions of the Board of Directors are carried into effect. The CEO shall execute under the seal of the corporation bonds, mortgages and other contracts requiring a seal, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 7. In the absence of the CEO or in the event of the CEO's inability or refusal to act, the Vice President (or in the event there are more than one, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the CEO, as the case may be, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO, as the case may be. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the CEO, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the corporation, and he or she, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it, and (when so affixed) it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

         Section 9. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 10. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 11. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the CEO, and the Board of Directors at the Board's regular meetings or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

         Section 12. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

         Section 13. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VIII

                                     NOTICES

         Section 1. Whenever, under the provisions of any statute, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean solely personal notice, but such notice may be given in writing by mail or overnight courier addressed to such director or stockholder at his, her or its address as it appears on the records of the corporation with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail, or upon receipt if given via overnight courier. Notice to stockholders may also be given in the form of electronic transmission as permitted by Section 3 of this Article VII. Notice to directors may also be given by facsimile or electronic mail (directed to the facsimile transmission number, or if by electronic mail, directed to an electronic mail address, for which the director has consented to receive notice).

         Section 2. Whenever any notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by such person or persons.

         Section 3. Any notice to stockholders given by the corporation shall be effective if delivered or given by a form of electronic transmission to which the stockholder to whom the notice is given has consented. Notice given pursuant to this Section shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                                   ARTICLE IX

                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the CEO or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder in the corporation.

         Section 2. Any or all of the signatures on the certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar (other than the corporation itself or an employee of the corporation). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Section 3. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by the proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the new adjourned meeting.

         Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether the corporation shall have express or other notice thereof, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, or in shares of stock, unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, may think proper as a reserve or reserves for contingencies, equalizing dividends, repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Annual Statements. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be designated by resolution of the Board of Directors

         Section 5. Indemnification. The corporation shall have the power to indemnify its officers, directors, employees and agents of the corporation, and such other persons as designated by the Board of Directors, to the full extent as permitted under the laws of the State of Delaware.

         Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the name of the State of Delaware. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         Section 7. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws adopted by either (i) by the stockholders at any annual meeting or at any special meeting of the stockholders (if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting), by a vote of a majority of the holders of stock having voting power present in person or represented by proxy at such meeting at which there is a quorum or (ii) by the Board of Directors.

                                Schedule 4.04(b)
                            (Governmental Approvals)

Cable Television Franchising Authorities

Topeka, Kansas
Santa Barbara, California
Goleta, California
Carpinteria, California
Connecticut DPUC
La Mesa, California
Irvine, California
Oceanside, California

State Regulatory Commission/Telecommunications Authorizations

Louisiana Public Service Commission
Virginia State Corporation Commission